DISTRIBUTION AGREEMENT

Distribution Agreement, dated as of July 9, 2008 (the “Agreement”), by and between Pino Gelato, Inc. (“Pino”) and Cono Italiano, Inc. (“Cono”).

The Agreement is as follows:

1.            Retail Channels. The following language is hereby added to the end of Section 1.5(a) of the Agreement: “Notwithstanding the foregoing, Cono shall may sell filled Cone Products directly to an account, even if such account sells directly to customers.

2.            Consideration. Section 3.1 of the Agreement. Following provision:

“3.1      PAYMENTS FOR RIGHTS GRANTED TO PINO. As consideration for the master distribution rights for the empty pizza cone, and all cones sold into a Pino Gelato store and license area agreement to Pino Gelato licensee, Pino shall pay $100,000 to Cono (the “Consideration”). $75,000 of such Consideration has been paid prior to the execution date of this Agreement. The final $25,000 shall be paid simultaneously with the execution of this First Amendment by both parties and the 2nd trip from the group from Italy to finalize all training with our 3rd part on the equipment to produce a quality Pizza cone that everyone has signed off on the recipe and training...”

3.            Common Stock. Section 4.1 of the Agreement.

“4.1      COMMON STOCK. As partial consideration for the payments made to Cono pursuant to Section 3 of the Agreement, Pino (or its designee(s)) shall be entitled to receive a total of 375,000 shares of Cono’s common stock. 250,000 shares of such common stock were received by Pino prior to the execution date of this First Amendment to the Agreement. The other 125,000 shares of such common stock shall be issued to Pino (or its designee(s)) upon Cono’s receipt of the final $25,000 payment being made by Pino simultaneously with the execution of this Agreement by the parties. All such shares shall be subject to the provisions of SEC Rule 144 and other applicable SEC regulations; provided, however, that all of such shares shall have the same rights as any shares held by the shareholders of record as of July 9, 2008.”

The Agreement is hereby amended solely to the extent set forth above. In all other respects, the Agreement is hereby ratified and confirmed.

This Amendment may be executed in the original, by facsimile, PDF, or other electronic means in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Operating Agreement has been adopted and executed by the Members as of the date first above written.

MEMBER:

/s/ Ramona Fantini
Ramona Fantini

MEMBER:

/s/ Mitchell H. Brown
Mitchell H. Brown